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                                                                   EXHIBIT 10.24

                                COMMERCIAL LEASE

                                     BETWEEN

                            MATMEL ENTERPRISES, INC.

                                       AND

                               FOUNTAIN VIEW, INC.

                               EUREKA, CALIFORNIA

                                 AUGUST 25, 2003

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                                COMMERCIAL LEASE

         THIS COMMERCIAL LEASE ("Lease") is entered into as of August 25, 2003 by and between MATMEL ENTERPRISES, INC., a California corporation formerly known as REDWOOD CARE CENTERS, INC. ("Landlord"), whose address and facsimile number for the purpose of this Lease are 4060 Campton Road, Eureka, California 95503,
(707) 443-6964, and FOUNTAIN VIEW, INC., a California corporation ("Tenant") whose address and facsimile number for the purpose of this Lease are 2355 23rd Street, Eureka, California, 95601, (707) 444-9640.

         1. PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord, that certain improved real property consisting of four separate skilled nursing facilities and one office building and certain furniture, fixtures, improvements and other tangible personal property contained therein that is owned by Landlord, commonly known, respectively, as the Sunset Care Center, located at 2353 23rd Street, Eureka, California 95501, the Granada Care Center, located at 2885 Harris Street, Eureka, California 95501, the Pacific Care Center, located at 2211 Harrison Avenue, Eureka, California 95501, the Seaview Care Center, located at 8400 Purdue Drive, Eureka, California 95503 (individually, a "Care Center" and collectively, the "Care Centers") and the Redwood Care Center Office Building (the "Office Building"), located at 2355 23rd Street, Eureka, California 95501, as described more particularly in EXHIBIT A (the Care Centers and the Office Building are collectively referred to herein as the "Premises"). Upon the Commencement Date as defined below, Landlord shall deliver possession of the Premises to Tenant, and Tenant shall take possession of the Premises.

         2.       TERM.

                  2.1 INITIAL TERM. The initial term ("Initial Term") of this Lease shall be five (5) years commencing ten (10) business days (or earlier, at the option of Tenant) after the date when all the following conditions precedent (the "Conditions Precedent") shall have been fulfilled (the "Commencement Date"), and expiring on the fifth (5th) year anniversary of the Commencement Date. If the Conditions Precedent have not been fulfilled or waived by Tenant such that the Commencement Date may be fixed as of no later than October 1, 2003, then either Landlord or Tenant may rescind this Lease; and it shall thereafter become null and void and of no further force or effect. The Conditions Precedent are the following:

                           2.1.1    TERMINATION OF EXISTING LEASE AND SUBLEASE.
Landlord shall have obtained a written acknowledgement and agreement from Unified Health Services, LLC ("UHS"), the current tenant of the Premises, terminating UHS' existing leases to the Premises and a written acknowledgement and agreement from SunBridge Healthcare Group, Inc. ("Sun"), the current subtenant to the Premises, terminating the existing subleases and setting forth Sun's commitment to vacate the Premises, promptly upon receipt of notice that Tenant is duly licensed to operate the Premises under the laws of the State of California and is certified to participate in Medicare and Medi-Cal, by no later than October 1, 2003. Landlord agrees to use reasonable business efforts to obtain such written acknowledgement and agreement as soon as is practicable.

                           2.1.2    SKILLED NURSING FACILITY APPROVAL. Tenant
shall have obtained the required licensure and permits from the California Department of Health Services to operate

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the Care Centers as skilled nursing facilities and to permit such skilled nursing facilities to participate in the Medicare and Medi-Cal reimbursement programs. Tenant agrees to use its reasonable business efforts to seek and obtain such licensure and permits as soon as is practicable.

                           2.1.3    OPERATIONS TRANSFER AGREEMENT WITH SUN.
Tenant shall have entered into a Operations Transfer Agreement and any related transfer and other documents, with Sun relating to Tenant's succeeding Sun as operator of the Care Centers, in the form acceptable to Tenant in its sole discretion, and Sun shall have fully performed thereunder on or concurrent with the Commencement Date hereunder. Tenant agrees to use its reasonable business efforts to seek and obtain such agreement with Sun as soon as is practicable.

                           2.1.4    SIDE LETTER AGREEMENT WITH SUNDANCE
REHABILITATION CORPORATION. Tenant shall have entered into a Side Letter with SunDance Rehabilitation Corporation ("SunDance") in the form acceptable to Tenant in its sole discretion, acknowledging that (a) all employees of SunDance will be released from any employment restrictions that would otherwise prevent them from accepting employment with Tenant or its affiliates; (b) SunDance will not solicit these same employees for employment at its other facilities, and (c) SunDance has released all claims to any property or equipment remaining at the Premises.

                           2.1.5    NO MATERIAL ADVERSE CHANGE. No material
adverse change, loss, damage or destruction to, or any interruption in the use of, the Premises, whether or not covered by insurance, shall have occurred, including without limitation any change in the number of licensed beds.

                  2.2      OPTIONS TO EXTEND.

                           2.2.1    FIRST EXTENDED TERM. Tenant is hereby given
the option to extend the Initial Term for a period of five (5) years (the "First Extended Term") following the expiration of the Initial Term, by giving Landlord written notice of Tenant's exercise of the option ("Option Notice") no later than one hundred eighty (180) days, nor sooner than three hundred sixty (360) days, before expiration of the Initial Term.

                           2.2.2    SECOND EXTENDED TERM. Provided Tenant
exercises its option for the First Extended Term, Tenant is given the additional option to extend the First Extended Term for an additional period of five (5) years (the "Second Extended Term") following expiration of the First Extended Term, by giving Landlord an Option Notice no later than one hundred eighty (180) days, nor sooner than three hundred sixty (360) days, before expiration of the First Extended Term.

                           2.2.3    THIRD EXTENDED TERM. Provided Tenant
exercises its option for the Second Extended Term, Tenant is given the additional option to extend the Second Extended Term for an additional period of five (5) years (the "Third Extended Term") following expiration of the Second Extended Term, by giving Landlord an Option Notice no later than one hundred eighty (180) days, nor sooner than three hundred sixty (360) days, before expiration of the Second Extended Term.

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                           2.2.4    PROVISIONS APPLICABLE TO OPTIONS. The
preceding provisions to the contrary notwithstanding, if Tenant is in default of this Lease on the date of giving an Option Notice, then, at Landlord's sole election, such Option Notice shall be totally ineffective. If Tenant is in default of this Lease and any cure period provided hereunder with respect to such default has expired without such default having been cured on the date any Extended Term is to commence, then, at Landlord's sole election, such Extended Term shall not commence; and this Lease shall expire at the end of the then Term.

                           2.2.5    PROVISIONS APPLICABLE TO EXTENDED TERMS.
Each Extended Term shall be upon all of the terms and conditions of the Lease except as follows:

                                    (a)      Monthly Rent shall be as provided
in SECTION 3.1.

                                    (b)      Apart from the Right of First
Refusal set forth in SECTION 18, Tenant will have no option to extend the Term of this Lease beyond the Third Extended Term.

                                    (c)      The word "Term" as used in this
Lease shall include the Initial Term and the three Extended Terms (to the extent Tenant exercises its options to implement such Extended Terms) unless specifically provided to the contrary.

                  2.3 OPTION TO PURCHASE THE PREMISES. Landlord, Landlord's sole shareholder, the Sutton Family Living Trust uta dated 4/16/97 ("Sutton") and Tenant are parties to that certain Option Agreement dated May 30, 2003 (the "Option Agreement") pursuant to which Sutton and Landlord granted to Tenant the right and option to purchase all outstanding capital stock of Landlord ("Stock") upon and subject to the terms and conditions set forth therein (the "Stock Purchase Option"). In the event that Tenant is entitled to exercise such Stock Purchase Option and for any reason is barred from consummating such transaction pursuant to applicable law or Tenant exercises such Stock Purchase Option within the time and in the manner provided therein but is unwilling or unable to close the transaction contemplated thereby because Landlord or Sutton is in default or breach of any of its representations, warranties or covenants thereunder, then as a material consideration for Tenant's execution and delivery of this Lease, Tenant shall have the option to purchase the Premises pursuant to this Lease at the fair market value of the Premises as determined pursuant to the process set forth in the Option Agreement and upon the same other terms that Tenant would have purchased the Stock under the Option Agreement, except that the provisions of Section 16.5 of the Option Agreement shall apply to any transfer and conveyance of the Premises pursuant to this option.

         3.       MONETARY PROVISIONS.

                  3.1      MONTHLY RENT.

                           3.1.1    FIRST 24 MONTHS. Tenant shall pay as monthly
rent ("Monthly Rent") during the first twenty four (24) months of the Initial Term an amount equal to the lower of (a) Ninety Four Thousand Eight Hundred Seventy Five Dollars ($94,875) or (b) Two Hundred Seventy Five Dollars ($275) per licensed bed at the Care Center.

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                           3.1.2    NEXT 24 MONTHS. Tenant shall pay as monthly
rent ("Monthly Rent") during the months 25 through 48 of the Initial Term an amount equal to the lower of (a) Ninety Eight Thousand Three Hundred Twenty Five Dollars ($98,325) or (b) Two Hundred Eighty Five Dollars ($285) per licensed bed at the Care Center.

                           3.1.3    NEXT 12 MONTHS. Tenant shall pay as monthly
rent ("Monthly Rent") during the months 49 through 60 of the Initial Term an amount equal to the lower of (a) One Hundred One Thousand Seven Hundred Seventy Five Dollars ($101,775) or (b) Two Hundred Ninety Five Dollars ($295) per licensed bed at the Care Center.

                           3.1.4    EXTENDED TERMS. As of the commencement of
each Lease Year during the Extended Terms, if any, Monthly Rent shall be increased by two percent (2%) of the Monthly Rent in effect immediately prior to the adjustment, subject to not exceeding one hundred two percent (102%) of such immediately preceding rate per licensed bed on the Premises.

                           3.1.5    PERIODIC ADJUSTMENT OF MONTHLY RENT.
Notwithstanding SECTION 3.1.1 through SECTION 3.1.4 above, Monthly Rent shall be adjusted on a monthly basis throughout the Term if and to the extent there are any capacity adjustments to the licensed beds made by the Centers for Medicare and Medicaid Services ("CMS"). In the event of such a capacity adjustment, the Monthly Rent for the Premises shall be adjusted downward by an amount equal to
(a) the Monthly Rent in effect immediately prior to the adjustment multiplied by
(b) a fraction, (i) the numerator of which shall be the number of licensed beds as of the Commencement Date less the number of licensed beds lost in capacity due to such CMS requirement, and (ii) the denominator of which shall be the number of licensed beds as of the Commencement Date.

                           3.1.6    GENERAL PROVISIONS. Monthly rent shall be
payable in advance on the first day of each calendar month of the Term, without deduction, offset, prior notice or demand, and in lawful money of the United States of America. If Tenant's obligation to pay monthly rent does not commence on the first day of a calendar month, Tenant shall pay to Landlord on the date when Tenant's obligation arises, a portion of the monthly rent for such month, prorated on a daily basis. When monthly rent changes during the Term as provided herein, and if a change occurs on a date other than the first day of a month, the monthly rent for the month in which the change takes effect shall be prorated between the monthly rent in effect before the change and the amount of monthly rent after the change. Rent shall be deemed paid when received by Landlord.

                           3.1.7    LEASE YEAR. The phrase "Lease Year" as used
in this Lease is a period of twelve (12) full months during the Term, with the first Lease Year commencing on the date the Initial Term commences.

                  3.2      TAXES.

                           3.2.1    PERSONAL PROPERTY TAXES. Tenant shall pay
before delinquency all taxes, assessments, license fees and other charges that are levied and assessed on or as a result of Tenant's personal property, alterations, Tenant's Improvements and/or Tenant's Trade

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Fixtures (as such terms are defined in SECTION 19.4). Tenant shall furnish
Landlord with satisfactory evidence of these payments from time to time upon request from Landlord.

                           3.2.2    REAL PROPERTY TAXES. In addition to all
other sums payable under this Lease, Tenant shall pay, promptly when due and otherwise in the manner and at the times set forth in this section, Real Property Taxes (as defined below) levied and assessed against the Premises (land and improvements) during the Term. Notwithstanding any contrary provision set forth in this section, Tenant shall not be responsible for the payment of Real Property Taxes assessed or imposed on a particular Care Center or Office Building if Tenant elects to terminate its rights and obligations relating to such Care Center or Office Building pursuant to the terms of this Lease.

                                    (a)      DEFINITION OF REAL PROPERTY TAXES.
The term "Real Property Taxes" as used in this Lease shall mean and include all taxes, assessments and other governmental charges, general and special, including, without limitation, assessments for public improvements or benefits, which shall, during the Term, be assessed, levied and imposed upon the land and improvements that comprise the Premises. Real Property Taxes shall also include, without limitation, any tax, fee or excise levied, assessed and/or based on rent, on the square footage of the Premises, on the act of entering into leases, on the occupancy of space in the Premises, on the receipt of rents, and any other tax, fee or excise, however described, in substitution for or in addition to Real Property Taxes, including, without limitation, a so-called value added tax; provided, however, Real Property Taxes shall not include any municipal, county, state or federal income or franchise taxes of Landlord, any excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes or other taxes to the extent applicable to Landlord's general or net income, or any transfer taxes of Landlord in connection with the sale or other transfer of the Premises to a third party. With respect to any assessment which may be levied against or upon the Premises and which under the laws then in force may be evidenced by improvement or other bonds, or may be paid in annual installments, there shall be included within the definition of Real Property Taxes with respect to any tax fiscal year only the current installments (including both principal and interest) for such tax fiscal year. In addition, in the event of any sale or change in ownership of the Premises occurring at any time prior to the expiration of the Initial Term, and as a direct result of which the Premises are reassessed for real estate tax purposes, the amount of the additional real estate taxes resulting from such reassessment shall be excluded from Real Property Taxes payable by Tenant hereunder.

                                    (b)      TAX CONTEST. Tenant shall have the
right, in Tenant's or Landlord's name, but at Tenant's sole cost and expense, to contest the validity of any tax or assessment by appropriate proceedings timely instituted; provided (a) Tenant gives Landlord written notice of Tenant's intention to do so at least ten (10) days prior to the delinquency thereof, and
(b) Tenant diligently prosecutes any such contest, at all times effectively stays or prevents any official or judicial sale of the Premises, under execution or otherwise, pays any final judgment enforcing any tax or assessment so contested, and promptly procures record satisfaction thereof. Landlord shall, if requested by Tenant, cooperate with Tenant in any such proceedings; provided, however, that Landlord shall not be liable for any expenses whatsoever in connection therewith, and Tenant shall protect and indemnify Landlord against all loss, cost, expense, attorneys' fees or damages resulting therefrom.

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                                    (c)      PAYMENTS. During each tax fiscal
year, Landlord shall notify Tenant of the total Real Property Taxes, and with such notification Landlord shall provide Tenant with a copy of the current tax bill. Tenant shall pay the Real Property Taxes semiannually, no later than each delinquency date (i.e., April 10 and December 10), provided that Landlord has supplied the notification of such taxes as set forth above at least ten (10) business days prior to such due date, and concurrently therewith furnish Landlord with a copy of Tenant's checks used in such payment.

                                    (d)      PRORATION OF TENANT'S LIABILITY.
Tenant's liability to pay the Real Property Taxes shall be prorated on the basis of a three hundred sixty five (365) day year to account for any fractional portion of a tax fiscal year included in the Term at its commencement or expiration.

                           3.2.3    TRANSFER TAXES ON LEASE. If any governmental
authority levies, assesses and/or imposes on Landlord a transfer tax as a result of this Lease, Landlord shall pay such tax directly to the governmental authority.

                  3.3      UTILITIES AND OTHER CHARGES.

                           3.3.1    PAYMENT OF UTILITIES AND SERVICES. Tenant
shall promptly pay all charges for heat, water, gas, electricity, telephone, sewage, air conditioning, ventilating, refuse and any other utilities, services and materials used or consumed by Tenant on the Premises.

                           3.3.2    INTERRUPTION OF UTILITY SERVICES. Landlord
shall not be liable to Tenant in damages or otherwise (a) if any utility becomes unavailable from any public utility company, public authority or any other person or entity supplying or distributing such utility unless due to Landlord's negligence or willful misconduct; or (b) for any disruption in any utility services caused by the making of any repairs or improvements or by any other cause unless due to Landlord's negligence or willful misconduct, and such interruption (subject to such exemption) shall not constitute a termination of this Lease or an eviction of Tenant, and/or give Tenant the right to reduce or abate Rent or other sums payable hereunder. In the event of any interruption in utility services or other interference in Tenant's full use of the Premises for a period of more than one hundred and eighty (180) days resulting from Landlord's negligence or willful misconduct, in addition to and without limiting Tenant's other legal or equitable remedies, the rent payable by Tenant hereunder shall be abated until such utilities are fully reinstated or such other interference or breach is cured.

                           3.3.3    POSSIBLE RATIONING. Tenant acknowledges that
the Premises may become subject to the rationing of utility services or restrictions on use by utility providers and/or governmental agencies. Notwithstanding any such rationing or restrictions on use of any such utility services, Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing restrictions as are now or which may be imposed upon Landlord, Tenant or the Premises, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant shall comply with any restrictions reasonably imposed by any empowered utility provider or governmental authority that directly arise from any such rationing.

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Notwithstanding the foregoing, Landlord represents that it does not know of any currently applicable or pending rationing of utility services or similar restrictions.

                  3.4      LATE CHARGES; INTEREST.

                           3.4.1    LATE CHARGES. Tenant hereby acknowledges
that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, if any installment of Rent due from Tenant shall not be received by Landlord within three (3) days after receipt by Tenant of a notice of non-payment from Landlord, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount, and Tenant hereby agrees that such late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of its other rights and remedies.

                           3.4.2    INTEREST. In addition to the late charges
provided in SECTION 3.4.1, any Rent not paid on the date such Rent is due as provided in this Lease shall bear interest from the due date until it is paid at a rate equal to the lower of the highest legal rate then permissible or eighteen percent (18%) per annum. Payment of any late charges and/or interest as called for herein shall not, however, excuse or cure any breach or default in payment of Monthly Rent or other Rent amounts, or any other performance by Tenant hereunder, and Landlord shall remain entitled to availability of all other remedies at law or under equity, including, if applicable, termination of this Lease and eviction.

                  3.5 RENT. Except as otherwise specifically provided "Rent" refers not only to Monthly Rent but also to all other sums payable by Tenant under this Lease.

                  3.6 SECURITY DEPOSIT. Concurrently with the execution of this Lease, Tenant has paid to Landlord the aggregate sum of One Hundred Eighty Nine Thousand Seven Hundred Fifty Dollars ($189,750) as a security deposit (the "Security Deposit") for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Monthly Rent and any of the monetary sums due hereunder, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Security Deposit. Within a reasonable time following the expiration or earlier termination of this Lease and after Tenant has vacated the Premises, the Security Deposit or any unapplied balance thereof shall be returned to Tenant (or at Landlord's option, to the last assignee of Tenant's interest hereunder); provided, however, that Landlord may withhold therefrom the amount necessary to cure any then uncured default by Tenant under

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this Lease. In the event of termination of Landlord's interest in this Lease,
Landlord shall transfer the Security Deposit to Landlord's successor in interest, whereupon Tenant agrees to release Landlord from liability for the return of the Security Deposit or the accounting therefor. Tenant hereby waives the protection of Section 1950.7 of the California Civil Code.

         4.       USE.

                  4.1 AUTHORIZED USE. Tenant shall use each Care Center solely for the purpose of the operation of a skilled nursing facility, including without limitation all uses incidental to the operation of such skilled nursing facility, and the Office Building solely for business offices, and for no other purpose or use. Tenant shall actively and continuously operate the Premises for such purposes throughout the Term in keeping with prudent industry practices and all applicable Laws (as defined below). Landlord agrees, at no cost or expense to itself, to assist and cooperate with Tenant in Tenant's obtaining any required permits for such use.

                  4.2      ADDITIONAL COVENANTS OF TENANT.

                           4.2.1    LAWS, STATUTES. Tenant shall, at Tenant's
sole cost, promptly comply with all laws, statutes, ordinances, regulations, guidelines or requirements (collectively "Laws") now in force or hereafter enacted, whether or not foreseen and/or anticipated as of the date when this Lease is executed, of any governmental authority having jurisdiction over the Premises, boards of insurance underwriters, utility companies serving the Premises, boards or agencies regulating health care and business operations at the Premises; other similar bodies now or hereafter constituted, relating to or affecting Tenant's business at the Premises and/or the condition, use or occupancy of the Premises by Tenant. It is the specific intention of the parties that Tenant shall, except as otherwise provided herein, be obligated to make, at Tenant's cost, all alterations, improvements and/or repairs to the Premises required by any such Laws when during the Term such alterations, improvements and/or repairs are required to be made, which do not exceed an aggregate of One Hundred Thousand Dollars ($100,000) in any individual Lease Year. All alterations, improvements and/or repairs to the Premises required by any such Laws that exceed One Hundred Thousand Dollars ($100,000) in any Lease Year shall be made by Landlord, at Landlord's cost. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any of the foregoing shall be conclusive of that fact between Landlord and Tenant. Tenant shall immediately furnish Landlord with a copy of any notices received from any governmental agency, insurance company, regulatory board or agency or inspection bureau in connection with the Premises. Notwithstanding the foregoing, Landlord represents that it does not know of any conditions of the Premises that are not in current legal compliance under the Laws.

                           4.2.2    FIRE HAZARDS. Tenant shall not cause,
maintain or permit anything to be done in the Premises nor keep or permit to be kept anything in the Premises which is prohibited by any insurance company providing coverage for the Premises or which will, in the opinion of Landlord, increase the possibility of fire or other casualty or increase the then existing premiums for or void the coverage of any insurance upon the Premises or contents of the Premises.

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                           4.2.3    PROHIBITED USES. Tenant shall not use the
Premises for or carry on or permit in or upon the Premises, or any part thereof, any offensive, noisy or dangerous trade, business, manufacture or occupation, or any nuisance, or anything against public policy. Tenant agrees to use best efforts not to cause, permit or suffer any waste, damage, disfigurement or injury to the Premises or to the fixtures or equipment thereon, and Tenant shall not permit or suffer any overloading of the floor and/or other parts of the Premises.

                           4.2.4    ELECTRICAL EQUIPMENT. Tenant shall not
install, operate or maintain in the Premises any electrical equipment which does not bear the Underwriters Laboratory approval, or which equipment would overload any portion of the electrical system of the Premises.

                  4.3 SIGNS. Tenant, at Tenant's cost, shall erect and maintain on the exterior of the Premises only such sign or signs of the type, color, style, size and location permitted and approved by the City of Eureka and County of Humboldt.

                  4.4 ACCESS BY LANDLORD. Landlord reserves the right for Landlord and Landlord's Authorized Representatives or any of Landlord's lenders or their Authorized Representatives to enter the Premises at any reasonable time during business hours upon at least twenty-four (24) hours' prior advance notice (except that in the event of an emergency no notice shall be necessary) (a) to inspect the Premises; (b) to show the Premises to prospective lenders, purchasers or, during the last one hundred eighty (180) days of the then existing Term (unless Tenant has elected to renew the Term as permitted herein) tenants; (c) to install, maintain, repair, replace or relocate any pipe, duct, conduit, wire or equipment serving the Premises as long as same does not materially interfere with Tenant's business at the Premises (but only after first notifying Tenant and, if due to a failure by Tenant to maintain, replace or repair, only after first providing to Tenant a description of any repairs which Landlord intends to perform, along with a copy of any plans and specifications for such repairs); (d) to determine whether Tenant is complying with Tenant's obligations hereunder; (e) to perform any other obligation of Tenant after Tenant's failure to perform same within the period provided therefor, including any applicable cure period; or (f) upon default by Tenant under this Lease which is not cured within any applicable cure period. In addition, Landlord and Landlord's Authorized Representatives shall have the right from time to time to reasonably request Tenant to deliver to Landlord documentation and other evidence verifying such compliance with the Laws. If Landlord enters the Premises for the purposes set forth in items (c) or (e) of the first sentence of this SECTION 4.4, Landlord may erect scaffolding and store tools, material and equipment in the Premises when required by the character of the work to be performed. Notwithstanding the foregoing, Landlord shall not unreasonably interfere with Tenant's business at the Premises in exercising its rights under this SECTION 4.4, unless an emergency situation exists, and in all cases, Landlord's right of access to the Premises and requests for evidence verifying compliance with all applicable Laws shall be subject to any and all restrictions protecting the privacy of patients and confidential patient records and information, including without limitation the execution of any confidentiality or other agreements as may be required by law.

         5.       REPAIRS AND MAINTENANCE.

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                  5.1      LANDLORD'S REPAIR OBLIGATIONS. Landlord shall have no
obligations to repair and/or maintain the Premises; notwithstanding the foregoing or any other term in this Lease to the contrary, Landlord shall repair any damage or injury to the Premises caused by the negligent acts or omissions of Landlord or Landlord's Authorized Representatives. If during the Term
Landlord is required to repair any Care Center(s) and/or the Office Building pursuant to this SECTION 5.1, and such repairs interfere with the intended use of such Care Center(s) and/or the Office Building for a period of more than ninety (90) days, Tenant shall have the option to (a) terminate the Lease or (b) terminate Tenant's rights and responsibilities under this Lease relating only to the particular Care Center and/or Office Building affected by such repair without terminating the Lease.

                  5.2 TENANT'S REPAIR OBLIGATIONS. Subject to the casualty provisions of SECTION 7 and Landlord's obligations pursuant to SECTION 5.1, Tenant, at Tenant's cost, shall maintain (including making necessary repairs and replacement) the Premises in as good order, condition and repair as on the Commencement Date including, without limitation, the following: interior surfaces of walls and ceilings; exterior walls and roof; floors; wall and floor coverings; interior and exterior windows and plate glass; window coverings; doors; locks on closing devices; window casements and frames; storefronts; signs; awnings, canopies and display windows; plumbing and electrical systems serving the Premises (including replacement of light bulbs and tubes); exterior entrances; and all switches, fixtures and equipment in the Premises. Tenant shall, at Tenant's expense, immediately replace all broken or damaged glass with like-kind glass. Tenant shall at all times during the Term maintain (including making repairs and replacements) the parking areas within the Premises in good condition including, without limitation, sweeping, removal of litter and debris and restriping when necessary. In addition, Tenant shall repair (including making of required replacements) any damage or injury to other parts of the Premises caused by the acts or omission of Tenant or Tenant's Authorized Representatives. Notwithstanding the foregoing, Tenant shall not be responsible for the maintenance or repair of any Care Center(s) and/or Office Building Tenant has elected to terminate its rights and obligations relating to pursuant to the terms of this Lease.

                  5.3 SURRENDER. Upon the expiration or earlier termination of this Lease, or upon the exercise by Landlord of Landlord's right to reenter the Premises without terminating this Lease following a default by Tenant, Tenant shall surrender the Premises in as good condition and repair as on the Commencement Date, except for (a) ordinary wear and tear, and (b) casualty covered by SECTION 7. So long as Tenant is not in default under this Lease, Tenant shall have the right to remove from the Premises, and Landlord shall have the right to compel Tenant to remove exterior signs placed thereon or erected by Tenant, Tenant's Trade Fixtures placed on the Premises and/or other items of Tenant's personal property, as well as any or all non-structural improvements constructed thereon by Tenant. Tenant agrees to repair, at Tenant's cost, any damage or injury to the Premises resulting from the removal of any such items, including, without limitation, repairing the floor and patching and painting the walls where reasonably required by Landlord.

                  5.4      IMPROVEMENTS AND ALTERATIONS BY TENANT.

                           5.4.1    LANDLORD'S CONSENT REQUIRED. Subject to the
exceptions and qualifications set forth in SECTION 5.4.4, Tenant shall not construct any improvements and/or alterations to the Premises which include or affect any structural component of the Premises without Landlord's consent in accordance with the provisions of this section. If Tenant intends to construct any improvements and/or alterations ("Tenant's Improvements") to the Premises which require Landlord's consent hereunder, Tenant shall provide Landlord with complete plans and specifications covering the improvements and alterations ("Tenant's Plans"). Landlord shall approve or disapprove of Tenant's Plans within thirty (30) days of receipt thereof. If Landlord disapproves of Tenant's Plans, Landlord shall state with specificity the reason(s) for Landlord's disapproval.

                           5.4.2    CONDITIONS APPLICABLE TO TENANT'S WORK. The
following provisions apply to the conduct of Tenant's work in connection with improvements and/or alterations to the Premises:

                                    (a)      Prior to the commencement of
Tenant's work, Tenant shall obtain all permits, approvals and authorization from governmental agencies having jurisdiction over Tenant's work, and Tenant shall deliver copies thereof to Landlord.

                                    (b)      Tenant's contractors (which term
includes all subcontractors) shall diligently perform Tenant's work in a first class, workmanlike manner.

                                    (c)      Tenant's contractors shall be
responsible for the repair, replacement and/or clean-up of any damage and/or injury to the Premises done by them.

                                    (d)      All trash and surplus construction
materials shall be properly stored and shall be promptly removed on a regular basis so as to avoid such material from accumulating.

                                    (e)      Tenant and Tenant's contractors
shall be responsible for compliance with all Laws (as defined in SECTION 4.2.1) applicable to the performance of Tenant's work.

                                    (f)      Tenant shall notify Landlord of
Tenant's intention to commence Tenant's work at least ten (10) days before commencement thereof, or delivery of any materials. Landlord shall have the right to post and maintain at the Premises notices of nonresponsibility provided for under applicable law.

                                    (g)      If Tenant's work involves aggregate
construction expense on a particular improvement or alteration project of One Hundred Thousand Dollars ($100,000) or more, Landlord shall have the right to require a performance and completion bond covering Tenant's work. The form, substance and amount of the bond, and the surety company issuing the bond, shall be subject to Landlord's approval.

                           5.4.3    TENANT'S CONTRACTORS. Tenant shall furnish
Landlord with a true copy of Tenant's contract(s) with its general contractor(s) together with evidence of such contractors' financial condition and Tenant's ability to pay for the anticipated construction costs, and where the aggregate construction expense on a particular improvement or alteration project equals or exceeds One Hundred Thousand Dollars ($100,000), Tenant shall obtain Landlord's approval thereof, which approval shall not be unreasonably withheld or delayed. The contract(s) shall give Landlord the right, but not the obligation, to assume Tenant's obligations and rights under the contract(s) with the general contractors if Tenant should default. The provisions of the preceding sentence shall be incorporated into the contract(s).

                           5.4.4    EXCEPTIONS. The preceding provisions of
SECTION 5.4.1 and SECTION 5.4.3 to the contrary notwithstanding, Landlord's consent shall not be required for any interior nonstructural alterations at a particular Care Center or the Office Building that Tenant may make so long as the aggregate cost of such alterations does not exceed One Hundred Thousand Dollars ($100,000) during any Lease Year. The provisions of SECTION 5.4.2 shall be applicable to such alterations regardless of cost.

                  5.5 MECHANICS' LIENS. Tenant shall keep the Premises free from any liens arising out of work performed, materials furnished or obligations incurred at Tenant's cost by or on behalf of Tenant; provided, however, that Tenant shall have the right to contest the validity of any such lien if Tenant posts for the benefit of Landlord the statutory bond applicable to Tenant's contest of the lien issued by a company acceptable to Landlord.

         6.       INSURANCE.

                  6.1 INSURANCE REQUIRED OF TENANT. Tenant shall, at Tenant's cost, maintain in full force and effect at all times during the Term, and during any period of occupancy prior to the commencement of the Term, insurance coverages identical to those required of Landlord in the provisions (in which Landlord is referred to as "Trustee") attached as EXHIBIT B hereto, which Landlord represents and warrants are the insurance requirements to which it is subject under its outstanding loan from LTC Properties, Inc. ("LTC").

                  6.2 CERTIFICATES OF INSURANCE. Tenant shall deliver to Landlord, at least three (3) business days before the Commencement Date and thereafter at least ten (10) days prior to the expiration of such policy, a Certificate of Insurance clearly showing compliance by Tenant with Tenant's obligations under this Lease for at least the succeeding twelve (12) months. Should Tenant fail to deliver such Certificate in a timely manner, Landlord may obtain insurance coverage required of Tenant under this Lease and Tenant shall promptly, on demand, reimburse Landlord for the cost thereof as additional Rent.

                  6.3 WAIVER OF SUBROGATION. The parties hereby release each other, and their respective Authorized Representatives, from any claims for damage and/or injury to the Premises, Tenant's Trade Fixtures, personal property, Tenant's Improvements and alterations of either Landlord or Tenant in or on the Premises that are caused by or result from risks insured against under any insurance policies required to be or actually carried by the parties and in force at the time of any such damage to the extent of the available insurance proceeds. Each party shall cause each casualty or property damage insurance policy carried by it to be written to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy.

         7.       DESTRUCTION OF PREMISES.

                  7.1      HANDLING OF INSURANCE PROCEEDS. Subject to SECTION
7.4 hereof, all proceeds from any policy of insurance required by SECTION 6 of this Lease shall be paid to

Landlord and held in trust by Landlord (subject to the provisions of SECTION 7.6) and shall be made available for reconstruction, repair or replacement, as the case may be, of any damage to or destruction of all or any portion of the Premises to which such proceeds relate, and shall be paid out by Landlord from time to time subject to the provisions hereof for the cost of such reconstruction, repair or replacement. Any unused portion shall be retained by Landlord free and clear upon completion of such repair and restoration but shall be applied by Landlord against Tenant's obligations for Monthly Rent next coming due under this Lease. If neither Landlord nor Tenant is required or elects to repair and restore, then all such insurance proceeds shall be retained by Landlord. All salvage resulting form any risk covered by insurance shall belong to Landlord, except that any salvage relating to Tenant's personal property or Tenant's Trade Fixtures shall be the property of Tenant.

                  7.2 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION COVERED BY INSURANCE.

                           7.2.1    TOTAL OR SUBSTANTIALLY TOTAL DESTRUCTION.
Except a provided in SECTION 7.5, if during the Term a portion or all of any of the Care Centers and/or the Office Building is totally or substantially destroyed by a risk covered by the insurance described in SECTION 6 so that such Care Center(s) and/or Office Building is thereby rendered unsuitable for its primary intended use under this Lease (taking into account all relevant factors, including but not limited to the number of useable beds, the amount of square footage reasonably available for use by Tenant and the type and amount of gross revenues lost) (the "Impacted Premises"), Tenant shall at its option (a) restore the Impacted Premises to substantially the same condition as existed immediately before the damage or destruction pursuant to the terms and conditions herein,
(b) offer to purchase the Premises or the Impacted Premises (which will upon such purchase terminate Tenant's rights and responsibilities under this Lease relating to such Impacted Premises) at the then fair market value therefor, (c) terminate the Lease with respect to the Premises, or (d) terminate Tenant's rights and responsibilities under this Lease relating only to the Impacted Premises without terminating the Lease, effective upon Landlord's receipt of the insurance proceeds and any Shortfall (as hereinafter defined); and in such event Landlord shall be entitled to retain or collect for its own benefit the insurance proceeds; provided that, in the event the amount of the insurance proceeds received by Landlord is less than the amounts which would be payable in the aggregate under the insurance policies specified in SECTION 6, such termination shall not be effective until Tenant pays Landlord the amount of such shortfall ("Shortfall") in cash.

                           7.2.2    RESTORATION. If Tenant restores the Impacted
Premises, the insurance proceeds shall be paid out by Landlord to tenant or its designee from time to time as reasonably requested by Tenant to pay for the reasonable costs of such restoration and any excess proceeds remaining after such restoration shall be retained by Tenant.

                           7.2.3    PARTIAL DESTRUCTION. Except as provided in
SECTION 7.5, if during the Term, the Tenant's Improvements or Tenant's Trade Fixtures are partially destroyed due to a risk covered by the insurance described in SECTION 6 but the Impacted Premises are not thereby rendered unsuitable for their primary intended use (taking into account all relevant factors, including but not limited to the number of useable beds, the amount of square footage reasonably available for use by Tenant and the amount of gross revenues lost), Tenant shall be entitled to restore the Impacted Premises to substantially the same condition as existed immediately before the damage or destruction and be reimbursed from the insurance proceeds. Such damage or destruction shall not terminate this Lease; provided, however, that if Tenant cannot, with reasonable diligence and within ninety (90) days, obtain all government approvals, including building permits, licenses, conditional use permits and any certificates of need, necessary to perform all required repair and restoration work and to operate the Impacted Premises in substantially the same manner and for the primary intended use, Tenant shall either (a) offer to purchase the Premises for the then fair market value thereof, (b) continue to operate under the Lease, which shall remain in full force and effect and Landlord shall be entitled to retain the insurance proceeds, less the amount needed to restore the Premises so that the portion of the Premises unaffected by the casualty can be used as a complete architectural unit; or (c) terminate the Lease. If Tenant shall make such offer and Landlord does not accept the same within one hundred twenty (120) days of Landlord's receipt of such offer, Tenant may either (a) withdraw such offer, in which case this Lease shall remain in full force and effect and Tenant shall proceed to restore the Impacted Premises as soon as reasonably practicable to substantially the same condition as existed immediately before such damage or destruction, or
(b) terminate this Lease after recovery by Landlord of all insurance proceeds and the payment by Tenant of any Shortfall in cash. If Tenant so restores the Impacted Premises, insurance proceeds shall be paid out by Landlord form time to time as reasonably requested by Tenant to pay for the reasonable costs of such restoration, and any excess proceeds remaining after such restoration shall be retained by Tenant.

                           7.2.4    DETERMINATION OF FAIR MARKET VALUE. If
Tenant offers to purchase the Premises, and the parties are unable to agree on the fair market value therefor, it shall be determined by arbitration in the same manner as Fair Market Value is to be determined as provided in the Option Agreement.

                           7.2.5    PAYMENT OF COSTS OF RESTORATION IN EXCESS OF
INSURANCE PROCEEDS. If Tenant elects to repair or restore any damage or destruction to the Premises and the cost of any such repair or restoration exceeds the amount of proceeds received by Landlord from the insurance required under SECTION 6, Tenant shall contribute any and all excess amounts necessary to repair or restore the Premises so long as such amount does not exceed One Hundred Thousand Dollars ($100,000). In the event the excess amount necessary to repair or retire the Premises exceeds One Hundred Thousand Dollars ($100,000), Tenant shall have the option to (a) terminate the Lease, or (b) terminate its rights and responsibilities under this Lease relating only to the particular Care Center(s) and/or Office Building affected by such damage or destruction without terminating the Lease..

                  7.3 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION NOT COVERED BY INSURANCE. Except as provided in SECTION 7.5 below, if during the Term any or all of the Care Centers and/or the Office Building is totally destroyed or materially damaged (a) from a risk not covered by insurance described in SECTION 6 but that would have been covered if Tenant carried the insurance customarily maintained by, and generally available to, the operators of reputable facilities which are used for the primary intended use in the region in which the Premises are located (other than a risk of an earthquake), or (b) from a risk for which insurance coverage is voided due to any act or omission by Tenant, whether or not such damage or destruction renders the Impacted Premises unsuitable for their primary intended use (taking into account all relevant factors, including but not limited to the number of useable beds, the amount of square footage reasonably available for use by Tenant and the amount of gross revenues lost), Tenant shall restore the Impacted Premises to substantially the same condition as existed immediately before such damage or destruction and not terminate this Lease. Otherwise, if any or all of the Care Centers and/or the Office Building is totally destroyed or materially damaged by a risk not covered by insurance such that the Care Center(s) and/or the Office Building shall be unusable for their primary intended use, except as provided below, this Lease shall terminate at the option of Tenant or Landlord within ninety (90) days of such destruction or damage; provided that Tenant may elect to (a) terminate its rights and responsibilities under this Lease relating only to the particular Care Center(s) and/or Office Building affected by such destruction or damage without terminating the Lease otherwise, or (b) restore the Impacted Premises, in which event this Lease shall continue in full force and effect. Upon Tenant's election under clause (a) of the preceding sentence, Landlord shall not have the right to terminate the entire Lease If such damage or destruction does not render the Impacted Premises unusable for its primary intended use, Tenant shall also restore the Impacted Premises to substantially the same condition as existed immediately before the damage or destruction.

                  7.4 PAYMENT OF PROCEEDS ON TENANT'S TRADE FIXTURES AND TENANT'S IMPROVEMENTS. Notwithstanding any provision herein, all insurance proceeds payable by reason of any loss or damage to any of Tenant's Trade Fixtures or Tenant's Improvements shall be paid to Tenant and Tenant shall hold such insurance in trust to pay the cost of repairing or replacing damaged Tenant's Trade Fixtures or Tenant's Improvements; provided, however, that if the damaged Tenant's Trade Fixtures or Tenant's Improvements were no longer necessary to Tenant's operations prior to their destruction, Tenant shall not be obligated to repair or replace them.

                  7.5 DAMAGE NEAR END OF TERM. Notwithstanding any provisions of this section to the contrary, if damage to or destruction of any or all Care Centers and/or the Office Building occurs during the last twelve
(12) months of the then applicable Term (whether the Initial Term, the First Extended Term, the Second Extended Term or the Third Extended Term), if Tenant has not elected or has no right to extend such Term, and if such damage or destruction cannot be fully repaired and restored within six (6) months immediately following the date of loss, then Tenant shall have the right to terminate this Lease by giving written Notice thereof to Landlord within thirty
(30) days after the date of such damage or destruction, or terminate its rights and responsibilities under this Lease relating only to the particular Care Center(s) and/or Office Building affected by such damage or destruction without terminating the Lease. In either event, Landlord shall collect any insurance proceeds to which it is entitled, and Tenant shall assign Tenant's rights in any additional insurance proceeds. In the event that any or all Care Centers and/or the Office Building is totally destroyed or damaged (a) from a risk not covered by insurance described in SECTION 6 but that would have been covered if Tenant carried the insurance customarily maintained by and generally available to the operators of reputable facilities which are used for the primary intended use in the region in which the Premises are located (other than a risk of an earthquake), or (b) from a risk for which insurance coverage is voided due to any act or omission by Tenant, whether or not such damage or destruction renders such Care Center(s) and/or the Office Building unsuitable for its primary intended use (taking into account all relevant factors, including but not limited to the number of useable beds, the amount of square footage reasonably available for use by Tenant and the amount of gross revenues lost), then Tenant shall pay to Landlord a sum equal to the amount reasonably necessary to repair such damage or destruction.

                  7.6 TERMINATION OF OPTION TO PURCHASE. Any termination of this Lease pursuant to this section shall cause any option to purchase the Premises granted to Tenant under the Option Agreement to terminate, and thereafter to be null and void.

                  7.7 NO ABATEMENT OR REDUCTION OF RENT. There shall be no abatement or reduction of Rent as a result of any damage or destruction of the Premises, except if due to Landlord's negligence or willful misconduct, in which case Rent shall be abated proportionately to the degree to which such damage or destruction impairs Tenant's use of the Premises, commencing with the date of such damage or destruction and continuing during the period of repair, reconstruction and restoration.

                  7.8 INAPPLICABILITY OF CIVIL CODE SECTIONS. The provisions of California Civil Code Sections 1932(2) and 1933(4), and any successor statutes, are inapplicable with respect to any destruction of the Premises, such sections providing that a lease terminates upon the destruction of the Premises unless otherwise agreed between the parties to the contrary.

         8.       CONDEMNATION.

                  8.1 DEFINITIONS. "Condemnation" means (a) the exercise of any governmental power of eminent domain, whether by legal proceedings or otherwise, by a condemnor; and (b) a voluntary sale or transfer by Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending. The word "taking" as used herein shall be synonymous with the word "condemnation" as defined herein. "Date of taking" means the date the condemnor has the right to possession of the property being condemned. "Award" means all compensation, sums, or anything of value awarded, paid, or received on a total or partial condemnation. "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

                  8.2 EFFECT ON LEASE. If there is a taking of all the Premises, or part of the Premises so that the remaining part of the Premises is rendered unsuitable for Tenant's continued use of the Premises, either party shall have the election to terminate this Lease upon the date of taking. The election to terminate this Lease as provided herein shall be exercised, if at all, within sixty (60) days after the taking; otherwise, this Lease shall remain in full force and effect. Notwithstanding the foregoing, if the taking does not affect all Care Centers and the Office Building, then Tenant shall have the option to terminate it's rights and responsibilities under this Lease relating only to the particular Care Center(s) and/or Office Building affected by such taking without terminating the Lease.

                  8.3 AWARD; DISTRIBUTION. The award shall belong to and be paid to Landlord; however, Tenant shall receive from the award a sum attributable to the then unamortized cost of Tenant's Trade Fixtures and Tenant's Improvements which have become part of the realty and which Tenant has a right to remove as provided in this Lease but elects not to remove, if a separate award is made for Tenant's Trade Fixtures and Tenant's Improvements. In addition, Tenant shall have the right to seek from the condemnor an independent award for the value of the loss of Tenant's business at the Premises (including, without limitation, relocation assistance) provided such award for loss of Tenant's business does not diminish the award that Landlord is entitled to receive under this section. The parties agree that under no circumstances shall Tenant be entitled to any award based upon so-called bonus value in this Lease, either directly and/or indirectly as an element of goodwill, and Tenant assigns to Landlord any right Tenant has to such bonus value. The phrase "bonus value" refers to the excess, if any, of the fair rental value of the Premises over the actual Rent and other sums payable by Tenant under this Lease. Landlord agrees to utilize so much of the remainder of the award as may be necessary to restore the remaining Premises and render them usable by Tenant in the event of a partial taking.

                  8.4 INAPPLICABILITY OF CODE SECTION. The provisions of California Code of Civil Procedure Section 1265.130, and any successor statute, are inapplicable, which section allows either party to petition the Superior Court to terminate this Lease in the event of condemnation.

         9.       ASSIGNMENT AND SUBLETTING.

                  9.1 DEFINITION OF ASSIGNMENT. The use of the words "assignment," "assign," "assigned," "subletting" or "sublet" and any derivations thereof in this SECTION 9 shall include, without limitation (a) the pledging, mortgaging or encumbering of Tenant's interest in this Lease or the Premises or any part thereof; (b) the total or partial occupation of all or any part of the Premises by any person, firm, partnership or corporation or any groups of persons, firms, partnerships or corporations, or any combination thereof, other than Tenant and the residents of the Care Centers; (c) an assignment or transfer by operation of law; and (d) a transfer by sale, assignment, bequest, inheritance, operation of law or other disposition, or by subscription, of any part or all of the equity ownership of Tenant so as to result in any change in the present effective voting control of Tenant (i.e., fifty percent (50%) or more) by the party or parties holding such voting control on the date of this Lease.

                  9.2      LANDLORD'S CONSENT. Subject to the provisions of this
SECTION 9, Tenant shall not assign this Lease or sublet all or any portion of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld provided the requirements of this SECTION 9 are satisfied in full. If consent to any assignment or subletting is given by Landlord, such consent shall not relieve Tenant or any guarantor of this Lease from any obligation or liability under this Lease, nor shall such consent constitute a waiver of the provisions of this SECTION 9 with respect to any future assignment or subletting. Landlord and Tenant agree, by way of example and without limitation, that it shall be reasonable for Landlord to withhold its consent if any one or more of the following situations exist or may exist:

                           9.2.1    In Landlord's reasonable business judgment,
the proposed assignee or subtenant lacks sufficient business experience to operate a successful business at the Premises.

                           9.2.2    In Landlord's reasonable business judgment,
the present net worth of the proposed assignee or subtenant is inadequate.

                           9.2.3    The proposed assignment or subletting would
breach any covenant of Landlord in any other lease, financing agreement, or other agreement relating to the Premises.

                           9.2.4    The assignee or subtenant requires any
material change or changes to the provisions of this Lease.

                  9.3 PROCEDURES. Should Tenant desire to enter into an assignment of this Lease or to sublease all or part of the Premises, Tenant shall give notice thereof to Landlord by requesting in writing Landlord's consent to such transaction at least thirty (30) days before the proposed effective date of any such transaction and shall provide Landlord with each of the following:

                           9.3.1    The full particulars of the proposed
transaction, including its nature, effective date, terms and conditions, and copies of any offers, draft agreements, subleases, letters of commitment or intent, and other documents pertaining to such proposed transaction.

                           9.3.2    A description of the identity, net worth and
previous business experience of the proposed assignee or subtenant, including, without limitation, copies of the latest income, balance sheet and change of financial position statements (with accompanying notes and disclosures of all material changes thereto) in audited form, if available, and certified as accurate by the proposed assignee or subtenant.

                           9.3.3    Any further information relevant to the
transaction that Landlord shall have reasonably requested within fifteen (15) days following receipt of Tenant's request for consent.

                           9.3.4    Within ten (10) days after receipt of
Tenant's request for consent and the materials required by this SECTION 9.3, Landlord shall have the election to (a) consent to the assignment or subletting; or (b) refuse to consent to the assignment or subletting as allowed herein and stating the reasons therefore. If Landlord fails or refuses to consent or refuse its consent within such ten- (10-) day period, Landlord shall be deemed to have consented to such assignment or subletting.

                  9.4 EXCEPTIONS. Notwithstanding the foregoing, Tenant shall be entitled, without Landlord's approval and subject only to providing written notice and verification to Landlord, to assign or sublease the Premises to any Affiliate of Tenant or to any party which acquires substantially all of the business or assets of Tenant, it being understand that any such assignment or sublease shall not release Tenant of its obligations hereunder.

                  9.5 SCOPE. If this Lease is assigned, or the Premises or any part thereof is sublet or occupied by anyone other than Tenant (or residents of the Care Centers), Landlord may collect Rent and other sums payable from the assignee, subtenant or occupant and apply the net amount collected to the Rent and other sums payable under this Lease.

                  9.6 DOCUMENTATION AND EXPENSES. Any assignment or sublease to which Landlord has consented or for which consent is not required shall be evidenced by an instrument made in such written form as is reasonably satisfactory to Landlord and executed by Tenant and the assignee or subtenant. By such instrument, in the event of an assignment, the assignee shall assume for the direct benefit of Landlord the terms, covenants and conditions of this Lease that are the obligations of Tenant. Notwithstanding any permitted assignment or subletting, Tenant and any guarantors shall remain fully liable for the performance of the Tenant's obligations under this Lease. Tenant shall, on demand of Landlord, pay to Landlord the amount of Eight Hundred Fifty Dollars ($850) (adjusted by a percentage equal to the percentage increase in the Cost of Living Index from the Commencement Date) to reimburse the reasonable legal fees incurred by Landlord in obtaining advice and preparing documentation in connection with any proposed assignment or subletting, whether or not Landlord's consent is given.

         10.      DEFAULT; REMEDIES.

                  10.1 DEFAULTS BY TENANT. The occurrence of any of the following shall constitute an event of default under this Lease by Tenant:

                           10.1.1   Any failure by Tenant to pay Rent and other
sums payable hereunder when due, if the failure continues for five (5) business days after notice has been given by Landlord to Tenant.

                           10.1.2   Any failure by Tenant to observe and perform
any other provisions of this Lease to be observed and performed by Tenant, where such failure is curable and continues uncured for thirty (30) days after notice by Landlord to Tenant, provided that, if the nature of the failure is such that it cannot be reasonably cured within thirty (30) days, Tenant shall not be deemed in default if it shall commence curing the failure within such thirty- (30-) day period and diligently prosecutes same to completion.

                           10.1.3   The abandonment or vacating of any of the
Care Centers or the Office Building (absence from the Care Center or Office Building or Tenant's ceasing to do business from any of the Care Centers for ten
(10) consecutive days or more) shall conclusively be deemed an abandonment or vacating of the Premises).

                           10.1.4   Tenant's interest in this Lease or in all or
a part of the Premises is taken by process of law directed against Tenant (other than condemnation or other governmental taking), or becomes subject to any attachment at the instance of any creditor of or claimant against Tenant, and such attachment is not discharged within ninety (90) days.

                           10.1.5   Tenant or any guarantor of Tenant's
obligations under this Lease (a) is unable to pay such party's debts generally as they become due; (b) makes an assignment of all or a substantial part of such party's property for the benefit of creditors; (c) convenes or attends a meeting of such party's creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or consolidation of such party's debts; (d) applies for or consents to or acquiesces to the appointment of a receiver, trustee, liquidator or custodian of such party or of all or a substantial part of such party's property or of the Premises or of Tenant's interest in this Lease; or
(e) files a voluntary petition in bankruptcy or a petition or an answer seeking reorganization under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors or an arrangement with creditors, or takes advantage of any insolvency law or files an answer admitting the material allegations of a petition filed against such party in any bankruptcy, relief, reorganization or insolvency proceedings.

                           10.1.6   The entry of a court order, judgment or
decree against Tenant or the guarantor of Tenant's obligations under this Lease without the application, approval or

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

consent of such party, approving a petition seeking reorganization of such party or relief of debtors under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors or granting an order for relief against it as debtor or appointing a receiver, trustee, liquidator or custodian of such party or of all or a substantial part of such party's property or of the Premises or of Tenant's interest in this Lease, or adjudicating such party bankrupt or insolvent, and such order, judgment or decree will not be vacated, set aside or dismissed within thirty (30) days from the date of entry.

                           10.1.7   Failure by Tenant to observe and perform any
material provisions of this Lease to be observed and performed by Tenant, where such failure is not curable.

                           10.1.8   The occurrence of an event of default or
breach by Tenant under any other agreement or lease between Landlord and Tenant, or between Tenant and THOMAS E. SUTTON, SANDRA A. SUTTON and/or the SUTTON FAMILY LIVING TRUST, where under the terms of such agreement or lease there is no period provided for the cure of such default or breach, or if a cure period is provided thereunder, then the expiration of such cure period without Tenant's having effected such cure.

                           10.1.9   The occurrence of an event of default or
breach by Tenant under any instrument evidencing the subordination of this Lease to any deed of trust in favor of LTC or any default by Tenant under any other agreement or instrument required by LTC as a condition to LTC's consenting to the terms of this Lease, where under the terms of such agreement or instrument there is no period provided for the cure of such default or breach, or if a cure period is provided thereunder, then the expiration of such cure period without Tenant's having effected such cure.

The notices required under this SECTION 10.1 are the only notices required to be given by Landlord to Tenant in the event of Tenant's default and are not in addition to any statutory notices otherwise required by the unlawful detainer statutes of California.

                  10.2 TERMINATION OF LEASE AND REMEDIES. If an event of default by Tenant occurs, then, in addition to any and all other rights and remedies available to Landlord at law or in equity, Landlord shall have the right to immediately terminate this Lease and all rights of Tenant hereunder by giving written notice to Tenant of such election by Landlord. If Landlord shall elect to terminate this Lease, then it may recover all of the following from Tenant as provided by California law:

                           10.2.1   The worth at the time of the award of any
unpaid Rent that had been earned at the time of termination.

                           10.2.2   The worth at the time of the award of the
amount by which the unpaid Rent that would have been earned after termination until the time of the award exceeds the amount of the loss of such Rent that Tenant proves could have been reasonably avoided.

                           10.2.3   The worth at the time of the award of the
amount by which the unpaid Rent for the balance of the Term after the time of the award exceeds the amount of the loss of such Rent that Tenant proves could have been reasonably avoided.

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

                           10.2.4   Any other amount necessary to compensate
Landlord for the detriment proximately caused by Tenant's default or which in the ordinary course of things would be likely to result therefrom.

                           10.2.5   At Landlord's election, such other amounts
in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

As used in SECTION 10.2.1 and SECTION 10.2.2 above, the "worth at the time of the award" is computed by allowing interest at the rate of interest as provided in SECTION 3.6.2. As used in SECTION 10.2.3 above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

                  10.3 RIGHT OF REENTRY. In the event of any default by Tenant, Landlord shall also have the right to the extent consistent with applicable Laws and available protections for the residents of the Care Centers, with or without terminating this Lease, to reenter the Premises and remove all property and persons therefrom, and any such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant.

                  10.4 LEASE NOT TERMINATED. If Landlord has not elected to terminate this Lease upon Tenant's default as permitted by SECTION 10.2, Landlord may either recover all Rent and other sums payable hereunder as it becomes due or relet the Premises or any part or parts thereof for such term or terms and upon such provisions as Landlord, in its sole judgment, may deem advisable, and Landlord shall have the right to make repairs and alterations to the Premises. No re-entry or taking possession of the Premises by Landlord under
SECTION 10.3 shall be construed as an election to terminate this Lease unless a written notice of such termination is given to Tenant or unless the termination thereof be adjudged by a court of competent jurisdiction.

                  10.5 ELECTION TO RELET. If Landlord shall elect to relet the Premises as provided in SECTION 10.4, the rentals received by Landlord from such reletting shall be applied as follows:

                           10.5.1   To the payment of any indebtedness other
than Rent due under this Lease from Tenant.

                           10.5.2   To the payment of all costs and expenses
incurred by Landlord in connection with such reletting.

                           10.5.3   To the payment of the costs of any
alterations or any repairs to the Premises.

                           10.5.4   To the payment of Rent and other sums due
and unpaid under this Lease, and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. In no event shall Tenant be entitled to any excess Rent received by Landlord over and above that which Tenant is obligated to pay under this Lease. Should that portion of such rentals received from such reletting during any month which is applied to the payment of Rent and other sums payable hereunder be less than the Rent payable under this Lease during that month by Tenant, then Tenant shall pay such deficiency to

Landlord immediately upon demand. Such deficiency shall be calculated and paid monthly. Tenant shall also pay Landlord, as soon as ascertained and upon demand, all costs and expenses incurred by Landlord in connection with such reletting efforts and in making any such alterations and repairs that are not covered by the Rents received from reletting. Notwithstanding any reletting without termination by Landlord because of Tenant's default, Landlord may at any time after such reletting elect to terminate this Lease because of such default.

                  10.6 LANDLORD'S RIGHT TO CURE TENANT'S DEFAULTS. Landlord, at any time after Tenant commits an act of default and any applicable cure period therefor as provided herein has expired, upon ten (10) days' notice, or a shorter period in an emergency situation, may cure the act of default for the account and at the expense of Tenant (but only after first notifying Tenant and, if the default concerns a failure by Tenant to maintain, replace or repair, only after first providing to Tenant a description of any repairs which Landlord intends to perform, along with a copy of any plans and specifications for such repairs). Except in an emergency, Landlord shall provide Tenant with a full description of Landlord's planned action, for Tenant's prompt comments. If Landlord at any time, by reason of an act of Tenant's default, is compelled to pay, or elects to pay, any sum of money or to do any act that will incur the payment of any sum of money, or is compelled to incur any expense, including reasonable attorneys' fees in instituting, prosecuting or defending any actions or proceedings to enforce Landlord's rights under this Lease, the sum or sums paid by Landlord (together with interest accruing until paid at the rate of interest as provided in SECTION 3.6.2(A), in addition to all other costs and damages and shall be due from Tenant to Landlord immediately upon receipt of written demand as additional Rent.

                  10.7 REMEDIES CUMULATIVE. All rights and remedies of Landlord under this Lease shall be nonexclusive of and in addition to any other remedy available to Landlord at law or in equity.

                  10.8 ATTORNEYS' FEES. In the event of any legal action arising out of this Lease, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to other relief to which such party is entitled.

                  10.9 WAIVER. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed and any waiver of the breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition. Acceptance by Landlord of any performance by Tenant after the time the same was due shall not constitute a waiver by Landlord of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Landlord in writing.

         11. ESTOPPEL CERTIFICATES. Either party shall, from time to time, within ten (10) days after receipt of a request from the other party or any lender of the other party, execute, acknowledge and deliver to the other party or such lender either a statement in writing or a three party agreement among the requesting party, the responding party and such lender, in reasonable and customary form, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which Rent and other sums are paid in advance, if any; (b) acknowledging that there are not, to the responding party's knowledge, any uncured defaults on the part of the other party under this Lease, or specifying such defaults if any are claimed; and (c) specifying any further information and agreeing to such notice provisions and other matters reasonably requested by the requesting party or such lender. Any such statement may be conclusively relied upon by a prospective purchaser or lender of the Premises. A party's failure to deliver such statement within ten (10) days will constitute a default under this Lease.

         12. SUBORDINATION AND ATTORNMENT. Subject to and on the condition that the mortgagee, deed of trust beneficiary, trustee or ground lessor consents to honor and refrain from disturbing Tenant's tenancy in the absence of a breach or default (which, if curable hereunder, is not cured within the applicable period therefore) (a "covenant of nondisturbance"), this Lease is and shall be subject and subordinate to all ground or underlying leases which may hereafter be executed affecting the Premises and to the lien and provisions of any mortgages or deeds of trust hereafter placed against the Premises or against Landlord's interest or estate in the Premises or on or against any ground or underlying lease, and any renewals, modifications, consolidations and extensions of such lease, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effect such subordination. If any mortgagee, deed of trust, beneficiary, trustee or ground lessor elects to have this Lease prior to the lien of such mortgagee's, beneficiary's, trustee's or ground lessor's mortgage or deed of trust or ground lease, and gives notice of such election to Tenant, this Lease shall be deemed prior to the lien of such mortgage or deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of such mortgage, deed of trust, or ground lease, or the date of the recording thereof. Tenant shall execute and deliver, within ten (10) days of request from Landlord, such further instruments evidencing the subordination of this Lease to any ground or underlying lease, and to any mortgage or deed of trust, provided such instrument shall provide that as long as Tenant is not in default of this Lease, Tenant's possession of the Premises shall not be affected by any foreclosure proceedings or ground lease termination. In the event any proceedings are brought for default under any ground or underlying lease or in the event of foreclosure or the exercise of the power of sale under any mortgage or deed of trust against the Premises, Tenant shall, upon request of any person or party succeeding to the interest of Landlord as a result of such proceedings, attorn to such successor in interest and recognize such successor in interest as Landlord under this Lease on the condition that such successor-in-interest enters into a covenant of nondisturbance.

         13.      LANDLORD'S INTEREST.

                  13.1 NOTICE TO LENDER. If Landlord defaults under this Lease, (a) Tenant shall give notice of such default (specifying the exact nature of such default and how such default may be cured) to Landlord and to any lessor under a ground lease or any lender of the Premises who has notified Tenant prior to such time of default of such lessor's or lender's interest in the Premises and mailing address, and (b) Landlord and/or such lessor and/or lender shall have the right to cure, or to cause to be cured, such default within thirty (30) days after Landlord's or such lessor's or lender's, as the case may be, receipt of notice; provided, if the nature of the default is such that it cannot reasonably be cured within such thirty (30) day period, Landlord shall not be deemed to be in default if Landlord and/or such lessor and/or lender shall within the thirty (30) day period commence curing the default and thereafter diligently prosecute the same to completion. However, if such default cannot reasonably be cured within or is not cured within one hundred eighty (180) days after Landlord's or such lessor's or lender's receipt of notice, then Tenant, by written notice to Landlord, may terminate this Lease.

                  13.2 SALE OF THE PREMISES. The term "Landlord" shall mean only the owner at the time in question of the fee title or a tenant's interest in a ground lease of the Premises. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord and Landlord's successors and assigns only during their respective periods of ownership. In the event of a sale of the Premises or assignment of this Lease by Landlord, Landlord shall be released from any liability thereafter accruing under this Lease. Tenant shall, upon the written request of any person or party succeeding to the interest of Landlord, attorn to such successor in interest and recognize such successor in interest as Landlord under this Lease, provided that such successor assumes Landlord's obligations under this Lease and agrees to respect Tenant's rights to occupancy and nondisturbance in the absence of a breach or default by Tenant (which, if subject to a cure period, is not cured within the applicable period therefor) and agrees to abide by all of the terms of this Lease as successor Landlord.

         14. NOTICES. Wherever in this Lease it is required or permitted that a request, notice or demand be given or served or consent be obtained by either party to, on or from the other, such request, notice, demand or consent shall be in writing and delivered by personal delivery, certified United States mail (postage prepaid, first class, return receipt requested), recognized commercial delivery firm with a computer tracking system or facsimile transmission, to the addresses or facsimile numbers of the parties specified in the Introductory Paragraph of this Lease. Either party may change such address by notice to the other. Rent shall be paid to Landlord at Landlord's address as set forth in the Introductory Paragraph of this Lease, or as changed pursuant to a notice delivered to Tenant in the manner specified above. Notice shall be deemed given when personally delivered, one (1) business day after deposited with a commercial carrier for overnight delivery or sent by facsimile with machine confirmation of transmission, or three (3) business days after the date of the United States Postal Service postmark.

         15. BROKERS. Each of the parties represents and warrants that it has had no dealings with any real estate broker, agent, or finder in connection with the negotiation or execution of this Lease. Each of the parties shall indemnify, protect, defend and hold harmless the other party from commissions or other compensation or charges claimed by any broker, agent and/or finder, in connection with this Lease.

         16.      MUTUAL INDEMNITIES.

                  16.1 LANDLORD'S INDEMNITY. Except as covered under the provisions of SECTION 16.2, Landlord shall indemnify, protect, defend and hold Tenant and its Authorized Representatives harmless from and against all claims, losses or damages and from liability to any person on account of any damage to person or property to the extent caused by the negligent or willful misconduct of Landlord or its Authorized Representatives or any third party action, claim or suit regarding the Premises or this Lease to the extent such third party action, claim or suit arises as a result of an act or failure to act on the part of Landlord. Landlord shall not be responsible or liable at any time for damage to Tenant's equipment, fixtures or other personal property or to Tenant's business, and Landlord shall not be responsible or liable to Tenant or to those claiming by, through or under Tenant for any damage to person or property that may be occasioned by the acts or omissions of third parties and Landlord shall not be responsible or liable for any defect in the Premises or any of the equipment, machinery, utilities, appliances or apparatus therein, nor shall it be responsible or liable for any damage to any person or to any property of Tenant or other person caused by bursting, breakage or leakage, including roof leaks, steam or the running, seepage or overflow of water or sewage in any part of the Premises or for any damage caused by or resulting from acts of God or the elements or for any damage caused by or resulting from any defect or negligence in the occupancy, construction, operation or use of any of the Premises, building, machinery, apparatus or equipment by any other person or by or from the acts or negligence of any occupant of the Premises, except to the extent such defect, damage or loss is caused by the negligent or willful misconduct of Landlord or its Authorized Representatives. In the event Tenant, without fault on Tenant's part, is made a party to any litigation commenced by or against Landlord, then Landlord shall protect, defend, indemnify, and hold Tenant harmless and shall pay all costs, expenses and attorneys' fees incurred or paid by Tenant in connection with such litigation.

                  16.2 TENANT'S INDEMNITY. Except as covered under the provisions of SECTION 16.1, Tenant shall indemnify, protect, defend and hold Landlord and its Authorized Representatives harmless from all claims arising from or in connection with (a) the conduct or management of the Premises or of any business therein, or any work or thing whatsoever done, or any condition created in or about the Premises during the Term; (b) any act, omission or negligence of Tenant or any of Tenant's Authorized Representatives, invitees, subtenants, licensees and/or contractors of Tenant or of Tenant's subtenants or licensees during the Term and any holding over; (c) any accident, injury or damage whatsoever occurring in or at the Premises during the Term and any holding over; (d) any breach or default by Tenant in the full and prompt payment of any amount due Landlord under this Lease and for any breach, violation or nonperformance of any term, condition, covenant or other obligation of Tenant under this Lease or any representation made by Tenant or any guarantor of Tenant's obligations in connection with this Lease; (e) all damages sustained by Landlord as a result of any holdover by Tenant in the Premises including, but not limited to, any claims by another tenant resulting from a delay by Landlord in delivering possession of the Premises to such tenant; (f) the contesting of any taxes by Tenant; and (g) any liens or encumbrances arising out of any work performed or materials furnished by or for Tenant, unless such claim is caused by the negligent or willful misconduct of Landlord or its Authorized Representatives. In the event Landlord, without fault on Landlord's part, is made a party to any litigation commenced by or against Tenant, then Tenant shall protect, defend, indemnify, and hold Landlord harmless and shall pay all costs, expenses and attorneys' fees incurred or paid by Landlord in connection with such litigation.

         17.      ENVIRONMENTAL PROVISIONS.

                  17.1 NOTICE OF HAZARDOUS MATERIALS. Landlord has no knowledge, nor has reasonable cause to believe, that a release of Hazardous Materials has occurred at the Premises prior to the Commencement Date except if and as disclosed on the Phase I report heretofore furnished by or on behalf of Landlord to Tenant with respect to the Premises.

                  17.2     USE OF HAZARDOUS MATERIALS.

                           17.2.1   CERTAIN DEFINITIONS. For purposes of this
Lease, the following terms shall have the following meanings:

                                    (a)      ENVIRONMENTAL LAWS. All present and
future statutes, ordinances, orders, rules and regulations of all federal, state or local governmental agencies relating to the use, generation, manufacture, installation, release, discharge, storage or disposal of Hazardous Materials, including the Federal Water Pollution Act, as amended (33 U.S.C. Section 1251 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), or comparable provisions of the laws of the State of California.

                                    (b)      HAZARDOUS MATERIALS. Petroleum,
asbestos, polychlorinated biphenyls, radioactive materials, radon gas or any chemical, materials or substance now or hereafter defined as or included in the definition of "hazardous substances, hazardous wastes, hazardous materials, extremely hazardous waste, restricted hazardous waste," or "toxic substances," or words of similar import, under any Environmental Laws.

                           17.2.2   REGULATION OF USE. Landlord, for itself
and/or all prior owners, occupants, tenants, licensees or invitees up to the Commencement Date, and Tenant from and after the Commencement Date, shall refrain from using or allowing the use of Hazardous Materials on, about, under or in the Premises, except as part of its business operation conducted therein in the ordinary course in accordance with Environmental Laws, prudent industry practice and the standards of this Lease. In the event of a release in, about, under or on the Premises, or any portion thereof, of any Hazardous Materials, Landlord (if such occurred prior to the Commencement Date) or Tenant if such occurred on or after the Commencement Date) shall immediately take such remedial actions as may be necessary to clean up the same in accordance with the requirements of Environmental Laws. Tenant shall use, handle and store any Hazardous Materials hereunder in accordance with the applicable requirements of Environmental Laws. Each party shall promptly notify the other party of any such release of Hazardous Materials of which it gains knowledge or receives notice, and of any violation of Environmental Laws of which it receives notice from any governmental agency having jurisdiction.

                           17.2.3   INDEMNITY. Each party shall indemnify,
defend, protect and hold the other party harmless from and against any and all claims, actions, suits, proceedings, loss, liabilities, damages, deficiencies, fines, penalties, costs or expense (including sums paid in settlement of claims, reasonable attorneys' fees, consultants' fees, investigation and laboratory fees, court costs and litigation expenses), which arise out of or in connection with the indemnifying party's breach of the provisions of SECTION 17.2.2 (with regard to the parties' use and/or release of Hazardous Materials).

         18. RIGHT OF FIRST REFUSAL. At the expiration of the Third Extended Term, if Tenant shall have exercised its option rights to extend the Term for a full twenty (20) Lease Years and if Tenant shall not have committed any uncured act of material breach or default under this Lease beforehand, Tenant shall be entitled to exercise a right of first refusal (the "Right of First Refusal") if Landlord, at any time prior to the expiration of the Lease or within the first thirty (30) days following the expiration of the Lease, wishes to enter into a new lease for the Care Centers and/or the Office Building, to commence upon or after the expiration of the Term. In any such case, Landlord agrees to furnish written notice of its intention to enter into one or more new leases, describing in such notice the portion of the Premises to be leased and all material terms of the proposed new lease (the "New Lease Notice"). Tenant shall have the period of ten (10) business days from the date of its receipt of the New Lease Notice to notify Landlord in writing that Tenant accepts the terms of the new lease as set forth in the New Lease Notice. If Tenant fails or declines to accept such terms within such ten- (10-) day period, then Landlord shall be free to enter into a new lease with any one or more third parties on terms no less favorable to Landlord than as set forth in the New Lease Notice. If, however, Landlord wishes, during the period while Tenant's Right of First Refusal remains in effect, to accept any terms for a new lease that are less favorable to Landlord than as described in the New Lease Notice, such proposed new terms shall be deemed a new proposal, requiring that Landlord first provide Tenant de novo with a separate New Lease Notice and a new ten (10) day period in which to accept such new terms before Landlord shall be free to commit to or conclude a new lease with any one or more third parties on such terms.

         19. LEASEHOLD MORTGAGEE. Notwithstanding anything to the contrary in this Lease, Tenant may mortgage its interest in this Lease or any part thereof under any first or other leasehold mortgage and upon Landlord being notified of the making of any such mortgage Landlord agrees that (a) as a result of any default there shall be no cancellation, amendment or termination of this Lease by joint action of Landlord and Tenant without first providing the leasehold mortgage lender a reasonable opportunity, not to exceed a period of ten (10) days to cure any monetary default or thirty (30) days to cure any non-monetary default, to satisfy said default; (b) Landlord shall give any leasehold mortgage lender simultaneous notice of any default and such party shall have the same period after service of such notice to remedy the default and Landlord shall accept such performance as if the same had been done by Tenant; and (c) Landlord will execute any agreement acknowledging the above rights of any leasehold mortgage lender and granting to such lender reasonable notice of any default hereunder and an opportunity to cure the same as may be requested by Tenant. Such agreement may also include the option right of the leasehold mortgage lender, upon written notice to Landlord within thirty (30) days following any rejection in bankruptcy or other early termination of this Lease, to enter into a new lease with Landlord upon the same terms and conditions of this Lease for the balance of the unexpired Term hereof.

         20.      INTERPRETATION.

                  20.1 CAPTIONS. The captions of the sections and subsections of this Lease are for convenience only and shall not affect the interpretation or construction of any provision of this Lease.

                  20.2 ATTACHMENTS. Exhibits attached hereto and referred to in this Lease are deemed to constitute part of this Lease and are incorporated into this Lease.

                  20.3 NUMBER; GENDER. The words "Landlord" and "Tenant", as used in this Lease, shall include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine and words in the masculine or feminine gender include the other and the neuter.

                  20.4 DEFINED TERMS. As used in this Lease, the following words and phrases shall have the following meanings:

                           20.4.1   AFFILIATE. Any entity which controls, is
controlled by or is under common control with Tenant, where "control" means the ability to elect a majority of the Directors or otherwise direct the business of the entity.

                           20.4.2   AUTHORIZED REPRESENTATIVES. Any officer,
director, partner, agent, contractor or employee of a party.

                           20.4.3   COST OF LIVING INDEX. The Cost of Living
Index for all urban workers, all items, published by the Department of Labor, Bureau of Industrial Statistics, for the region of which Humboldt County, California is a part (1992-94 = 100), or any successor index.

                           20.4.4   TENANT'S IMPROVEMENTS. Any addition to or
modification of the Premises made by Tenant during the Term including, without limitation, fixtures (including Tenant's Trade Fixtures, as defined herein).

                           20.4.5   TENANT'S TRADE FIXTURES. Any property
installed in or on the Premises by Tenant for purposes of trade, manufacture, ornament, or related use.

                  20.5 ENTIRE AGREEMENT; COUNTERPARTS; DELIVERY. This Lease, including any exhibits, together with the Option Agreement, constitute the entire agreement between Landlord and Tenant relative to the Premises. Landlord and Tenant agree hereby that all prior or contemporaneous oral or written agreements, or letters of intent, between them or their Authorized Representatives, including any leasing agents, relative to the leasing of the Premises are superseded in or revoked by this Lease. This Lease may be executed in counterparts. Delivery of this Lease may be made by facsimile transmission of a signed counterpart, with machine confirmation of transmission.

                  20.6 AMENDMENT; WAIVER. This Lease may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant, and not orally nor by any course of conduct.

                  20.7 SEVERABILITY. If any term or provision of this Lease is, to any extent, determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each remaining term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                  20.8 TIME OF ESSENCE. Time is of the essence of this Lease and each and every provision of this Lease.

                  20.9 RELATIONSHIP OF PARTIES. Landlord is not and shall not, in any way or for any purpose, become an agent or partner of Tenant in its business or otherwise, or a joint venturer or a member of any joint enterprise with Tenant solely as a result of this Lease.

                  20.10 BINDING EFFECT. Subject to any provisions of this Lease restricting assignment or subletting by Tenant or releasing Landlord upon sale of all or part of the Premises, all of the provisions of this Lease shall bind and inure to the benefit of the parties to this Lease and their respective heirs, legal representatives, successors and assigns.

                  20.11 SUBTENANCIES. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger of estates and shall, at the option of Landlord, operate as an assignment to Landlord of any or all subleases or subtenancies.

                  20.12 NO RESERVATION. Submission by Landlord of this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease. This Lease shall be effective as a lease or otherwise only upon execution and delivery by both Landlord and Tenant.

                  20.13 CONSENTS AND APPROVALS. Any consent or approval that a party is obligated to give to the other party shall not be unreasonably withheld or delayed, subject to any specific provision to the contrary contained in this Lease.

                  20.14 LEGAL AUTHORITY. Each individual executing or attesting this Lease on behalf of Tenant, as well as Tenant, hereby covenants, warrants and represents (a) that he is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with a duly adopted resolution of Tenant's Board of Directors and in accordance with Tenant's Articles of Incorporation and Bylaws; (b) that this Lease is binding upon Tenant; (c) that Tenant is a duly organized and legally existing corporation under the laws of the State of California; and (d) the execution and delivery of this Lease by Tenant shall not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound.

                  20.15 CHOICE OF LAW. This Lease will be construed under, governed by and enforced in accordance with the laws of the State of California without regard to conflicts of laws principals.

                  20.16 SURVIVAL OF OBLIGATIONS. Any obligations and liabilities that arise during the Term shall survive expiration or earlier termination of the Term, unless specifically provided to the contrary.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

         IN WITNESS WHEREOF, the parties have executed this Lease as of the date first written above.

LANDLORD:                                   TENANT:

MATMEL ENTERPRISES, INC.                    FOUNTAIN VIEW, INC.

By  /s/ Thomas E. Sutton                    By   /s/ Jose Lynch
   -------------------------------              ----------------------------
   THOMAS E. SUTTON, President                  JOSE LYNCH, President

                                    EXHIBIT A

                             DESCRIPTION OF PREMISES

                                    EXHIBIT B

                              INSURANCE PROVISIONS